                                                                    EXHIBIT 23.1
Kost Forer Gabbay & Kasierer 3 Aminadav St. Tel-Aviv 67067, Israel Phone: 972-3-5680333 Fax: 972-3-5633407 www.ey.com

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (on form S-8 No. 333-109828, No. 333-112003 and No.333-146188) of Nexgen Biofuels
Ltd. (f/k/a Healthcare Technologies Ltd.) of our report dated April 15, 2008 with respect to the consolidated financial statements of Nexgen Biofuels Ltd.
and Subsidiaries (A Development Stage Company) included in its Annual Report
(Form 10-K) for the year ended December 31, 2007 filed with the Securities and
Exchange Commission.

Tel Aviv Israel                           /s/ KOST, FORER  GABBAY & KASIERER
April 15, 2008                             A Member of Ernst & Young Global